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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 11, 1993, which appears on page 26 of the 1993 Annual Report to Shareholders of Bell Industries, Inc., which is incorporated by reference in Bell Industries, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse
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PRICE WATERHOUSE
Los Angeles, California
April 14, 1994